As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RADCOM Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Raoul Wallenberg Street

Tel Aviv 69719, Israel

(Address of Principal Executive Offices) (Zip Code)

RADCOM LTD. 2013 SHARE OPTION PLAN

(Full title of the plans)

RADCOM Equipment, Inc. Six Forest
Avenue Paramus, New Jersey 07652
(201) 518-0033

(Name and address of agent for service) (Telephone number, including area code, of agent of service)

Copies to:

Howard E. Berkenblit	Shy S. Baranov
Sullivan & Worcester LLP	Gornitzky & Co. Law Offices
One Post Office Square	20 HaHarash St.
Boston, Massachusetts 02106	Tel Aviv 6761310, Israel
(617) 338-2800	(011) 972-3-710-9191

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares of RADCOM Ltd., par value NIS 0.20 per share (“Ordinary Shares”)	1,500,000	$11.91	(2)	$17,865,000	(2)	$1,656.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, in addition to the number of Ordinary Shares listed above, there are being registered hereby an additional indeterminate number of Ordinary Shares as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions, and, in any such event, the number of Ordinary Shares registered hereby shall be automatically increased to cover the additional Ordinary Shares.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for an Ordinary Share on the Nasdaq Capital Market on November 10, 2021.

EXPLANATORY NOTE

RADCOM Ltd. (the “Company”) has filed five previous Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”) an aggregate of 2,450,000 Ordinary Shares, par value NIS 0.20 per share (“Ordinary Shares”), of the Company to be offered and sold pursuant to the Company’s 2013 Share Option Plan, as amended (the “2013 Plan”). The first Prior Registration Statement was filed with the Commission on July 29, 2013 (File No. 333-190207) to register 879,417 Ordinary Shares under the Securities Act, the second Prior Registration Statement was filed with the Commission on April 24, 2014 (File No. 333-195465) to register 250,000 Ordinary Shares under the Securities Act, the third Prior Registration Statement was filed with the Commission on March 30, 2015 (File No. 333-203087) to register 250,000 Ordinary Shares under the Securities Act, the fourth Prior Registration Statement was filed with the Commission on May 26, 2016 (File No. 333-211628) to register 500,000 Ordinary Shares under the Securities Act and the fifth Prior Registration Statement was filed with the Commission on January 18, 2017 (File No. 333-215591) to register 1,200,000 Ordinary Shares under the Securities Act.

This Registration Statement has been prepared and filed pursuant to General Instruction E to Form S-8, for the purpose of effecting the registration under the Securities Act of additional 1,500,000 Ordinary Shares, to be offered and sold pursuant to the 2013 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the 2013 Plan are incorporated by reference herein, and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows the Company to “incorporate by reference” the information the Company files with or submits to it, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with or submitted to the Commission will update and supersede this information.

The following documents are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 25, 2021;

(2)	The GAAP financial statements included in Exhibit 99.1 to the Company’s reports of foreign private issuer on Form 6-K furnished to the Commission on February 17, 2021, May 11, 2021, August 12, 2021 and November 12, 2021, and the Company’s reports of foreign private issuer on Form 6-K furnished to the Commission on June 3, 2021 and July 8, 2021; and

(3)	The description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 19, 1997, as amended by Exhibit 2.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2019, and including any further amendment or report filed which updates such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any reports on Form 6-K subsequently submitted by the Company to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Memorandum of Association, as amended (incorporated herein by reference to the (i) Registration Statement on Form F-1 of RADCOM Ltd. (File No. 333-05022), filed with the SEC on June 12, 1996, (ii) Form 6-K of RADCOM Ltd., filed with the SEC on April 1, 2008 and (iii) Exhibit 99.2 to Form 6-K of RADCOM Ltd., filed with the SEC on November 23, 2015).

4.2	Amended and Restated Articles of Association, as amended (incorporated herein by reference to the Form 20-F of RADCOM Ltd. for the fiscal year ended December 31, 2016, filed with the SEC on March 30, 2017).

5.1	Opinion of Gornitzky & Co.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global Limited, dated November 12, 2021.

23.3	Consent of Gornitzky & Co. (included in Exhibit 5.1).

24	Power of Attorney (included in the signature pages hereof).

99.1	RADCOM Ltd. 2013 Share Option Plan, as amended (Incorporated herein by reference to the Annual Report on Form 20-F of the Company for the fiscal year ended December 31, 2014, filed with the Commission on March 26, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, State of Israel, on November 12, 2021.

RADCOM Ltd.

By:	/S/Amir Hai
Name:	Amir Hai
Title:	Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Amir Hai and Eyal Harari as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable RADCOM Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Rachel Bennun	Chairperson, Director	November 12, 2021.
Rachel Bennun

/S/ Eyal Harari	Chief Executive Officer	November 12, 2021.
Eyal Harari	(principal executive officer)

/S/ Amir Hai	Chief Financial Officer	November 12, 2021.
Amir Hai	(principal financial and accounting officer)

/S/ Zohar Zisapel	Director	November 12, 2021.
Zohar Zisapel

/S/ Matty Karp	Director	November 12, 2021.
Matty Karp

/S/ Mirella Kuvent	Director	November 12, 2021.
Mirella Kuvent

/S/ Oren Most	Director	November 12, 2021.
Oren Most

/S/ Rami Schwartz	Director	November 12, 2021.
Rami Schwartz

/S/ Yaron Ravkaie	Director	November 12, 2021.
Yaron Ravkaie

Authorized Representative in the United States:		November 12, 2021.

RADCOM Inc.

/S/ Eyal Harari
Name:	Eyal Harari
Title:	Director

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